Exhibit 99.7

IMPORTANT INFORMATION FOR ANY U.S. SHAREHOLDERS

This allotment of listed subscription rights without contribution is made for the securities of a foreign company. The allotment is subject to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the documents, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue the foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

The issuer expects the exercise of the rights to be exempt from registration in the United States in reliance upon the exemption provided by Rule 801 under the U.S. Securities Act of 1933, as amended (the “Act”), which requires prohibition of U.S. residents from transferring the rights other than through transfers in accordance with Regulation S under the Act. Accordingly, U.S. shareholders may exercise their allotted rights by following the prescribed procedures, but there will be no registration statement filed with the U.S. Securities and Exchange Commission. The rights will be listed on the Osaka Securities Exchange Co., Ltd. and will trade only through the book-entry facilities of the Japan Securities Depository Center, Inc. in Japan.

Disclaimer

The following is an English translation of the original Japanese document, prepared solely for the convenience of and reference by overseas investors. If there exist any discrepancies between the original Japanese language and English translation, the Japanese language will always prevail. The issuer shall not be liable for this translation or any loss or damage arising from this translation.

Overview of the Financial Results for the Fiscal Year Ended March 31, 2013

The attached documents are: Consolidated Financial Statement for the Fiscal Year Ended March 2013 (April 1, 2012 – March 31, 2013) and Financial Statements for the Fiscal Year Ended March 2013 (April 1, 2012 – March 31, 2013). Both have been approved at our Board of Directors’ meeting which was held on May 14, 2013.

However, we have not completed audit procedures by Auditor, prescribed under Article 193-2; paragraph (1) of Financial Instruments and Exchange Act. Thus, audit report has not yet been issued.

With regard to the amounts on consolidated financial statements and financial statements, amounts of less than one million yen are rounded off.

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

	(Millions of yen)
	Fiscal 2012 (March 31, 2012)	Fiscal 2013 (March 31, 2013)
Assets
Current assets
Cash and deposits	10,362	62,140
Commercial notes	2,119	1,656
Accounts receivable-operating loans	27,713	18,227
Loans for banking business	—	48,210
Advances paid—installment	65,024	48,133
Purchased receivables	2,310	2,529
Subrogation receivable	506	656
Securities	—	788
Merchandise and finished goods	632	1,336
Work in process	682	355
Deferred tax assets	154	184
Accounts receivable-other	2,381	12,032
Other	1,888	4,584
Allowance for doubtful accounts	(6,813)	(11,574)

Total current assets	106,963	189,262

Noncurrent assets
Property, plant and equipment
Buildings and structures	5,412	14,135
Accumulated depreciation	(3,601)	(10,360)

Buildings and structures, net	1,811	3,774

Amusement machine	—	18,953
Accumulated depreciation	—	(16,596)

Amusement machine, net	—	2,356

Land	2,897	4,107
Other	682	2,841
Accumulated depreciation	(296)	(2,244)

Other, net	386	596

Total property, plant and equipment	5,095	10,836

Intangible assets
Goodwill	805	5,761
Other	315	1,003

Total intangible assets	1,120	6,764

Investments and other assets
Investment securities	515	678
Investments in capital	203	218
Long-term loans receivable	—	2,373
Long-term loans receivable	8,487	4,686
Deferred tax assets	3	419
Other	2,880	7,935
Allowance for doubtful accounts	(7,723)	(4,469)

Total investments and other assets	4,366	11,842

Total noncurrent assets	10,582	29,443

Total assets	117,546	218,706

(Continued)	(Millions of yen)
	Fiscal 2011 (March 31, 2012)	Fiscal 2012 (March 31, 2013)
Liabilities
Current liabilities
Notes discounted	1,776	1,500
Short-term loans payable	3,039	3,062
Short-term loans payable to shareholders, directors or employees	22,000	—
Current portion of long-term loans payable	2,537	5,009
Income taxes payable	254	829
Deposits for banking business	—	73,194
Provision for bonuses	107	—
Provision for point card certificates	130	108
Provision for loss on interest repayment	10,172	7,124
Provision for loss on business liquidation	1,107	95
Other	2,869	8,547

Total current liabilities	43,995	99,471

Noncurrent liabilities
Long-term loans payable	13,670	30,487
Provision for loss on interest repayment	9,711	12,052
Provision for loss on guarantees	290	4,017
Provision for retirement benefits	9	16
Other	398	1,764

Total noncurrent liabilities	24,079	48,339

Total liabilities	68,074	147,810

Net assets
Shareholders’ equity
Capital stock	4,530	4,625
Capital surplus	2,265	3,966
Retained earnings	41,377	54,320
Treasury stock	(72)	(194)

Total shareholders’ equity	48,099	62,716

Accumulated other comprehensive income
Valuation difference on available-for-sale securities	4	(10)
Foreign currency translation adjustment	(37)	918

Total accumulated other comprehensive income	(32)	908

Subscription rights to shares	103	140
Minority interests	1,300	7,130

Total net assets	49,471	70,895

Total liabilities and net assets	117,546	218,706

Consolidated Statements of Income and Consolidated Statements of Comprehensive Income

(Consolidated Statements of Income)

	(Millions of yen)
	Fiscal 2012 (April 1, 2011- March 31, 2012)	Fiscal 2013 (April 1, 2012- March 31, 2013)
Operating revenue
Discount revenue	204	190
Interest on loans	3,639	5,123
Collection from purchased receivable	2,740	2,403
Installment payment paying for commission	9,236	10,016
Commission fee	329	221
Sales on real estate business	2,645	4,285
Interest on deposits	8	29
Other financial revenue	3,358	6,868
Sales on amusement business	—	13,484
Banking business revenue	—	1,222
Other operating revenue	2,345	11,838

Total operating revenue	24,508	55,683

Operating expenses
Discount on notes payable expense	55	58
Interest on loans	1,082	1,412
Guarantee commission	14	10
Cost of purchased receivable	939	614
Cost of sales-real estate	2,277	3,700
Cost of sales on amusement business	—	11,867
Banking business expenses	—	816
Other operating expenses	170	2,305

Total operating expenses	4,539	20,786

Operating gross profit	19,969	34,897

Selling, general and administrative expenses
Provision of allowance for doubtful accounts	2,019	71
Bad debts expenses	288	988
Provision for loss on interest repayment	1,460	1,195
Provision for loss on guarantees	87	1,484
Directors’ compensations	393	536
Salaries and allowances	3,952	7,537
Share-based compensation expenses	76	77
Provision for bonuses	48	(75)
Provision for retirement benefits	113	(7)
Commission fee	2,340	2,497
Amortization of goodwill	110	687
Other	3,538	7,898

Total selling, general and administrative expenses	14,429	22,892

Operating income	5,539	12,005

(Continued)	(Millions of yen)
	Fiscal 2011 (April 1, 2011- March 31, 2012)	Fiscal 2012 (April 1, 2012- March 31, 2013)
Non-operating income
Interest income	0	11
Dividends income	23	937
House rent income	162	188
Foreign exchange gains	—	530
Miscellaneous income	48	311

Total non-operating income	234	1,979

Non-operating expenses
Interest expenses	24	164
Depreciation	25	26
Foreign exchange losses	204	—
Stock issuance cost	—	52
Miscellaneous loss	33	35

Total non-operating expenses	287	279

Ordinary income	5,486	13,704

Extraordinary income
Gain on sales of noncurrent assets	319	27
Gain on sales of investment securities	1	102
Gain on bargain purchase	29,444	294
Gain on change in equity	—	148
Other	153	72

Total extraordinary income	29,919	645

Extraordinary loss
Loss on sales of noncurrent assets	14	28
Loss on abandonment of noncurrent assets	4	12
Loss on valuation of noncurrent assets	2	—
Impairment loss	48	283
Loss on sales of investment securities	2	—
Loss on valuation of investment securities	0	0
Expense for company split	14	—
Business structure improvement expenses	—	158
Other	—	45

Total extraordinary losses	86	528

Income before income taxes and minority interests	35,319	13,821

Income taxes-current	702	807
Income taxes-deferred	1	(225)

Total income taxes	703	581

Income before minority interests	34,615	13,240

Minority interests in income	114	(69)

Net income	34,500	13,309

Consolidated Statements of Income and Consolidated Statements of Comprehensive Income

(Consolidated Statements of Comprehensive Income)

	(Millions of yen)
	Fiscal 2012 (April 1, 2011- March 31, 2012)	Fiscal 2013 (April 1, 2012- March 31, 2013)
Income before minority interests	34,615	13,240
Other comprehensive income
Valuation difference on available-for-sale securities	(0)	(13)
Foreign currency translation adjustment	(37)	970

Total other comprehensive income	(37)	957

Comprehensive income	34,578	14,197

(Breakdown)
Comprehensive income attributable to owners of the parent	34,463	14,250
Comprehensive income attributable to minority interests	114	(52)

Consolidated Statements of Changes in Net Assets

	(Millions of yen)
	Fiscal 2012 (April 1, 2011- March 31, 2012)	Fiscal 2013 (April 1, 2012- March 31, 2013)
Shareholders’ equity
Capital stock
Balance at the beginning of current period	4,496	4,530
Changes of items during the period
Issuance of new shares	34	94

Total changes of items during the period	34	94

Balance at the end of current period	4,530	4,625

Capital surplus
Balance at the beginning of current period	2,230	2,265
Changes of items during the period
Issuance of new shares	34	94
Increase by share exchanges	—	1,606
Disposal of treasury stock	—	0

Total changes of items during the period	34	1,701

Balance at the end of current period	2,265	3,966

Retained earnings
Balance at the beginning of current period	7,235	41,377
Changes of items during the period
Dividends from surplus	(358)	(366)
Net income	34,500	13,309

Total changes of items during the period	34,141	12,942

Balance at the end of current period	41,377	54,320

Treasury stock
Balance at the beginning of current period	(72)	(72)
Changes of items during the period
Purchase of treasury stock	(0)	(122)
Disposal of treasury stock	—	0

Total changes of items during the period	(0)	(121)

Balance at the end of current period	(72)	(194)

Total shareholders’ equity
Balance at the beginning of current period	13,889	48,099
Changes of items during the period
Issuance of new shares	68	189
Increase by share exchanges	—	1,606
Dividends from surplus	(358)	(366)
Net income	34,500	13,309
Purchase of treasury stock	(0)	(122)
Disposal of treasury stock	—	0

Total changes of items during the period	34,210	14,617

Balance at the end of current period	48,099	62,716

Accumulated other comprehensive income
Valuation difference on available-for-sale securities
Balance at the beginning of current period	5	4
Changes of items during the period
Net changes of items other than shareholders’ equity	(0)	(14)

Total changes of items during the period	(0)	(14)

Balance at the end of current period	4	(10)

Foreign currency translation adjustment
Balance at the beginning of current period	—	(37)
Changes of items during the period
Net changes of items other than shareholders’ equity	(37)	955

Total changes of items during the period	(37)	955

Balance at the end of current period	(37)	918

(Continued)	(Millions of yen)
	Fiscal 2011 (April 1, 2011- March 31, 2012)	Fiscal 2012 (April 1, 2012- March 31, 2013)
Total accumulated other comprehensive income
Balance at the beginning of current period	5	(32)
Changes of items during the period
Net changes of items other than shareholders’ equity	(37)	940

Total changes of items during the period	(37)	940

Balance at the end of current period	(32)	908

Subscription rights to shares
Balance at the beginning of current period	52	103
Changes of items during the period
Net changes of items other than shareholders’ equity	51	36

Total changes of items during the period	51	36

Balance at the end of current period	103	140

Minority interests
Balance at the beginning of current period	14	1,300
Changes of items during the period
Net changes of items other than shareholders’ equity	1,285	5,829

Total changes of items during the period	1,285	5,829

Balance at the end of current period	1,300	7,130

Total net assets
Balance at the beginning of current period	13,961	49,471
Changes of items during the period
Issuance of new shares	68	189
Increase by share exchanges	—	1,606
Dividends from surplus	(358)	(366)
Net income	34,500	13,309
Purchase of treasury stock	(0)	(122)
Disposal of treasury stock	—	0
Net changes of items other than shareholders’ equity	1,299	6,807

Total changes of items during the period	35,509	21,424

Balance at the end of current period	49,471	70,895

Consolidated Statements of Cash Flows

	(Millions of yen)
	Fiscal 2012 (April 1, 2011- March 31, 2012)	Fiscal 2013 (April 1, 2012- March 31, 2013)
Net cash provided by (used in) operating activities
Income before income taxes and minority interests	35,319	13,821
Share-based compensation expenses	76	77
Depreciation and amortization	216	2,560
Loss (gain) on sales of noncurrent assets	(305)	0
Loss on valuation of noncurrent assets	2	—
Impairment loss	48	283
Loss (gain) on sales of investment securities	1	(102)
Loss (gain) on valuation of investment securities	0	0
Gain on bargain purchase	(29,444)	(294)
Amortization of goodwill	110	687
Loss (gain) on change in equity	—	(148)
Increase (decrease) in allowance for doubtful accounts	(3,342)	(4,865)
Bad debts written off	8,007	10,252
Increase (decrease) in provision for bonuses	45	(107)
Increase (decrease) in provision for point card certificates	63	(21)
Increase (decrease) in provision for loss on business liquidation	—	(1,012)
Increase (decrease) in provision for loss on interest repayment	(3,768)	(7,480)
Increase (decrease) in provision for loss on guarantees	87	1,528
Increase (decrease) in provision for retirement benefits	(217)	(1)
Increase (decrease) in deposits for banking business	—	2,311
Interest and dividends income	(23)	(948)
Discount expenses and interest expenses	1,162	2,370
Foreign exchange losses (gains)	(74)	(432)
Decrease (increase) in inventories	(749)	(216)
Decrease (increase) in long-term loans receivable	2,478	3,742
Decrease (increase) in pledged deposit	(349)	(468)
Other, net	(3,970)	(799)

Subtotal	5,372	20,734

Interest and dividends income received	23	948
Interest expenses paid	(1,161)	(4,353)
Income tax paid	(1,654)	(1,324)

Subtotal	2,580	16,004

Increase in commercial notes	(7,440)	(6,636)
Decrease in commercial notes	7,206	7,068
Increase in operating loans receivable	(7,847)	(6,824)
Decrease in operating loans receivable	8,328	13,205
Net decrease (increase) in loans for banking business	—	(25,392)
Increase in advances paid-installment	(59,866)	(74,180)
Decrease in advances paid-installment	72,635	83,467
Increase in purchased receivables	(607)	(1,252)
Decrease in purchased receivables	1,800	865
Proceeds from transfer of operating loans receivable	—	3,241
Proceeds from transfer of advances paid-installment	3,811	—
Purchases of loans to subsidiaries	(37,000)	—
Increase in subrogation receivable	(184)	(306)
Decrease in subrogation receivable	93	119

Net cash provided by (used in) operating activities	(16,489)	9,378

(Continued)	(Millions of yen)
	Fiscal 2011 (April 1, 2011- March 31, 2012)	Fiscal 2012 (April 1, 2012- March 31, 2013)
Net cash provided by (used in) investing activities
Decrease (increase) in time deposits	94	357
Purchase of property, plant and equipment	(239)	(2,121)
Proceeds from sales of property, plant and equipment	1,245	218
Purchase of intangible assets	(29)	(380)
Purchase of securities	—	(31,004)
Proceeds from sales of securities	—	36
Proceeds from redemption of securities	—	35,052
Purchase of investment securities	—	(117)
Proceeds from sales of investment securities	35	437
Purchase of investments in subsidiaries resulting in change in scope of consolidation	(647)	(6,678)
Proceeds from purchase of investments in subsidiaries resulting in change in scope of consolidation	4,010	197
Payment for the expense of company split	(16,894)	—
Proceeds from acquisition of business	—	40,766

Net cash provided by (used in) investing activities	(12,424)	36,764

Net cash provided by (used in) financing activities
Increase in notes discounted	6,732	6,447
Decrease in notes discounted	(6,247)	(6,724)
Increase in short-term loans payable	28,131	3,817
Decrease in short-term loans payable	(7,998)	(6,460)
Proceeds from long-term loans payable	5,791	7,293
Repayment of long-term loans payable	(1,924)	(6,533)
Redemption of bonds	—	(33)
Proceeds from disposal of treasury stock	—	0
Purchase of treasury stock	(0)	(0)
Proceeds from exercise of stock option	44	124
Cash dividends paid	(358)	(366)
Cash dividends paid to minority shareholders	(3)	(6)

Net cash provided by (used in) financing activities	24,165	(2,441)

Effect of exchange rate change on cash and cash equivalents	10	1,090

Net increase (decrease) in cash and cash equivalents	(4,738)	44,792

Cash and cash equivalents at beginning of period	14,148	9,410
Increase in cash and cash equivalents resulting from share exchange	—	2,085

Cash and cash equivalents at end of period	9,410	56,288

NON-CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets

	(Millions of yen)
	Fiscal 2012 (March 31, 2012)	Fiscal 2013 (March 31, 2013)
Assets
Current assets
Cash and deposits	1,548	10,196
Prepaid expenses	25	22
Accrued income	223	155
Short-term loans receivable from subsidiaries and affiliates	22,273	4,305
Accounts receivable-other	5	629
Other	19	347

Total current assets	24,095	15,657

Noncurrent assets
Property, plant and equipment
Buildings	19	21
Accumulated depreciation	(7)	(9)

Buildings, net	12	12

Vehicles	—	7
Accumulated depreciation	—	(3)

Vehicles, net	—	3

Equipment	91	100
Accumulated depreciation	(80)	(91)

Equipment, net	10	8

Land	71	56

Total property, plant and equipment	94	81

Intangible assets
Software	2	1
Telephone subscription right	4	4
Goodwill	—	1,075
Other	—	8

Total intangible assets	6	1,089

Investments and other assets
Investment securities	515	562
Stocks of subsidiaries and affiliates	7,142	13,127
Investments in capital	117	117
Long-term loans receivable from subsidiaries and affiliates	6,700	5,400
Long-term loans receivable	—	2,373
Long-term prepaid expenses	2	1
Guarantee deposits	114	251
Long-term time deposits	400	—
Other	—	105
Allowance for doubtful accounts	—	(22)

Total investments and other assets	14,991	21,915

Total noncurrent assets	15,092	23,087

Total assets	39,188	38,744

(Continued)	(Millions of yen)
	Fiscal 2011 (March 31, 2012)	Fiscal 2012 (March 31, 2013)
Liabilities
Current liabilities
Short-term loans payable	684	570
Short-term loans payable to shareholders, directors or employees	15,000	—
Current portion of long-term loans payable	1,289	1,979
Accounts payable-other	31	17
Income taxes payable	42	2
Accrued expenses	20	47
Deposits received	64	27
Unearned revenue	935	243
Other	28	0

Total current liabilities	18,097	2,890

Noncurrent liabilities
Long-term loans payable	9,523	21,807
Deferred tax liabilities	—	42
Other	34	173

Total noncurrent liabilities	9,557	22,023

Total liabilities	27,654	24,913

Net assets
Shareholders’ equity
Capital stock	4,530	4,625
Capital surplus
Legal capital surplus	2,265	3,966
Other capital surplus	—	0

Total capital surpluses	2,265	3,966

Retained earnings
Other retained earnings
Retained earnings brought forward	4,704	5,394

Total retained earnings	4,704	5,394

Treasury stock	(72)	(295)

Total shareholders’ equity	11,427	13,690

Valuation and translation adjustments
Valuation difference on available-for-sale securities	3	—

Total valuation and translation adjustments	3	—

Subscription rights to shares	103	140

Total net assets	11,533	13,831

Total liabilities and net assets	39,188	38,744

Statements of income

	(Millions of yen)
	Fiscal 2012 (April 1, 2011- March 31, 2012)	Fiscal 2013 (April 1, 2012- March 31, 2013)
Operating revenue
Interest income	681	649
Dividends income	625	2,015
Interest on deposits	1	2
Other financial revenue	1,679	693
Other operating revenue	101	185

Total operating revenue	3,090	3,546

Operating expenses
Interest on loans	802	1,217

Total operating expenses	802	1,217

Operating gross profit	2,288	2,329

Selling, general and administrative expenses
Advertising expenses	47	34
Provision of allowance for doubtful accounts	—	(2)
Directors’ compensations	175	140
Salaries and allowances	227	348
Share-based compensation expenses	76	77
Welfare expenses	45	59
Communication expenses	12	14
Taxes and dues	43	42
Depreciation	14	16
Amortization of goodwill	—	189
Rent expenses	65	87
Investigation expenses	0	0
Commission fee	327	225
Other	59	67

Total selling, general and administrative expenses	1,095	1,300

Operating income	1,192	1,029

Non-operating income
Dividends income	19	14
Foreign exchange gains	—	21
Miscellaneous income	8	8

Total non-operating income	28	44

Non-operating expenses
Depreciation	0	—
Miscellaneous loss	0	0

Total non-operating expenses	0	0

Ordinary income	1,219	1,073

(Continued)	(Millions of yen)
	Fiscal 2011 (April 1, 2011- March 31, 2012)	Fiscal 2012 (April 1, 2012- March 31, 2013)
Extraordinary income
Gain on sales of investment securities	1	3
Gain on reversal of subscription rights to shares	0	1
Other	0	—

Total extraordinary income	3	4

Extraordinary loss
Loss on sales of noncurrent assets	0	0
Loss on abandonment of noncurrent assets	0	2
Loss on valuation of noncurrent assets	2	—
Impairment loss	3	12
Loss on sales of investment securities	0	—
Loss on valuation of investment securities	0	0
Other	—	0

Total extraordinary losses	6	15

Income before income taxes	1,216	1,062

Income taxes-current	451	5
Income taxes-deferred	81	—

Total income taxes	533	5

Net income	683	1,056

Statements of Changes in Net Assets

	(Millions of yen)
	Fiscal 2012 (April 1, 2011- March 31, 2012)	Fiscal 2013 (April 1, 2012- March 31, 2013)
Shareholders’ equity
Capital stock
Balance at the beginning of current period	4,496	4,530
Changes of items during the period
Issuance of new shares	34	94

Total changes of items during the period	34	94

Balance at the end of current period	4,530	4,625

Capital surplus
Legal capital surplus
Balance at the beginning of current period	2,230	2,265
Changes of items during the period
Issuance of new shares	34	94
Increase by share exchanges	—	1,606

Total changes of items during the period	34	1,701

Balance at the end of current period	2,265	3,966

Other capital surplus
Balance at the beginning of current period	—	—
Changes of items during the period
Disposal of treasury stock	—	0

Total changes of items during the period	—	0

Balance at the end of current period	—	0

Total capital surplus
Balance at the beginning of current period	2,230	2,265
Changes of items during the period
Issuance of new shares	34	94
Increase by share exchanges	—	1,606
Disposal of treasury stock	—	0

Total changes of items during the period	34	1,701

Balance at the end of current period	2,265	3,966

Retained earnings
Other retained earnings
Retained earnings brought forward
Balance at the beginning of current period	4,380	4,704
Changes of items during the period
Dividends from surplus	(358)	(367)
Net income	683	1,056

Total changes of items during the period	324	689

Balance at the end of current period	4,704	5,394

Total retained earnings
Balance at the beginning of current period	4,380	4,704
Changes of items during the period
Dividends from surplus	(358)	(367)
Net income	683	1,056

Total changes of items during the period	324	689

Balance at the end of current period	4,704	5,394

Treasury stock
Balance at the beginning of current period	(72)	(72)
Changes of items during the period
Purchase of treasury stock	(0)	(222)
Disposal of treasury stock	—	0

Total changes of items during the period	(0)	(222)

Balance at the end of current period	(72)	(295)

(Continued)	(Millions of yen)
	Fiscal 2011 (April 1, 2011- March 31, 2012)	Fiscal 2012 (April 1, 2012- March 31, 2013)
Total shareholders’ equity
Balance at the beginning of current period	11,034	11,427
Changes of items during the period
Issuance of new shares	68	189
Increase by share exchanges	—	1,606
Dividends from surplus	(358)	(367)
Net income	683	1,056
Purchase of treasury stock	(0)	(222)
Disposal of treasury stock	—	0

Total changes of items during the period	392	2,263

Balance at the end of current period	11,427	13,690

Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the beginning of current period	2	3
Changes of items during the period
Net changes of items other than shareholders’ equity	0	(3)

Total changes of items during the period	0	(3)

Balance at the end of current period	3	—

Total valuation and translation adjustments
Balance at the beginning of current period	2	3
Changes of items during the period
Net changes of items other than shareholders’ equity	0	(3)

Total changes of items during the period	0	(3)

Balance at the end of current period	3	—

Subscription rights to shares
Balance at the beginning of current period	52	103
Changes of items during the period
Net changes of items other than shareholders’ equity	51	36

Total changes of items during the period	51	36

Balance at the end of current period	103	140

Total net assets
Balance at the beginning of current period	11,089	11,533
Changes of items during the period
Issuance of new shares	68	189
Increase by share exchanges	—	1,606
Dividends from surplus	(358)	(367)
Net income	683	1,056
Purchase of treasury stock	(0)	(222)
Disposal of treasury stock	—	0
Net changes of items other than shareholders’ equity	51	33

Total changes of items during the period	444	2,297

Balance at the end of current period	11,533	13,831